UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)	90245 (Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5. Other Events

     On November 17, 2003, Big 5 Sporting Goods Corporation (the “Company”) and Green Equity Investors, L.P., a stockholder of the Company, entered into an Underwriting Agreement with Credit Suisse First Boston LLC, acting on behalf of itself and as the representative of the several underwriters. A copy of the Underwriting Agreement is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date:	November 19, 2003
/s/ Charles P. Kirk

Charles P. Kirk
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Underwriting Agreement dated November 17, 2003 by and among Big 5 Sporting Goods Corporation, Green Equity Investors, L.P. and Credit Suisse First Boston LLC, acting on behalf of itself and as the representative of the several underwriters.